MOORE & ASSOCIATES, CHARTERED

ACCOUNTANTS AND ADVISORS

PCAOB REGISTERED

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use, in the statement on Form 10KSB of Coronado Corp, of our report dated June 25, 2007 on our audit of the financial statements of Coronado Corp as of March 31, 2007, and the related statements of operations, stockholders' equity and cash flows for the year then ended, and the reference to us under the caption "Experts."

/s/ Moore & Associates, Chartered

Moore & Associates Chartered

Las Vegas, Nevada

June 29, 2007

2675 S. Jones Blvd. Suite 109, Las Vegas, NV 89146 (702)253-7511 Fax (702)253-7501